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Exhibit 23.5

Consent of Nominee for Director
of DryShips, Inc.

        I hereby consent to the reference to me under the caption "Management" in the registration statement on Form F-1 and related prospectus as shall be held with the U.S. Securities and Exchange Commission, and any and all amendments thereto, of DryShips, Inc.

/s/ NIKOLAS P. TSAKOS Name: Nikolas P. Tsakos Date: January 12, 2005

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  Exhibit 23.5
Consent of Nominee for Director of DryShips, Inc.